Exhibit 99.1

Northfield Bancorp, Inc. to Acquire Flatbush Federal Bancorp, Inc.

AVENEL, N.J., March 13, 2012 – Northfield Bancorp, Inc. (NASDAQ: NFBK) and Flatbush Federal Bancorp, Inc. (OTCBB: FLTB) announced the signing of a definitive merger agreement under which Northfield Bancorp will acquire Flatbush Federal Bancorp in an all stock transaction valued at $6.50 per share of Flatbush common stock, based on the average closing price of Northfield Bancorp common stock over the past 10 trading days. The transaction represents an aggregate value to Flatbush Federal’s minority stockholders of approximately $8.1 million. Under the terms of the merger agreement, consideration for the transaction will be comprised of shares of Northfield Bancorp’s common stock.

Flatbush Federal Bancorp, Flatbush Federal Bancorp, MHC, and Flatbush Federal Savings and Loan Association will merge with and into Northfield Bancorp, Northfield Bancorp, MHC, and Northfield Bank, respectively. Flatbush Federal Bancorp stockholders will receive 0.4748 shares of Northfield Bancorp common stock for each share of Flatbush Federal Bancorp common stock they hold. Each share held by Flatbush Federal Bancorp, MHC will be converted into 0.4748 common shares of Northfield Bancorp, Inc. and issued to Northfield Bancorp, MHC.

The mergers have been approved by the Boards of Directors of each company and are expected to close in the third quarter of 2012. Closing is subject to several conditions, including the receipt of regulatory approvals and the approval of the stockholders of Flatbush Federal Bancorp and the members of Flatbush Federal Bancorp, MHC.

John W. Alexander, Chairman, President and Chief Executive Officer of Northfield Bancorp said, “We are excited to announce the acquisition of Flatbush Federal Bancorp as it represents a great fit for Northfield. This transaction is consistent with Northfield’s strategic objective to expand its Brooklyn footprint and the three additional branches enhance our ability to provide outstanding service to our customers and the Brooklyn community.”

Jesus R. Adia, Chairman, President and Chief Executive Officer of Flatbush Federal Bancorp said, “We, too are excited about this transaction as this allows our customers to take advantage of a larger branch network in Brooklyn and the other communities that Northfield services as well. In addition to the added service to our customers, the transaction is most beneficial to our shareholders. We look forward to this new relationship.”

At September 30, 2011, Flatbush had total assets of $144.1 million and deposits of $114.0 million. On January 13, 2012, Flatbush closed on the sale of its main office building and adjoining real estate resulting in an after-tax gain of approximately $4.9 million. Northfield Bancorp, Inc. anticipates the transaction will be accretive to book value per share, tangible book value per share and earnings per share based on expected cost savings estimates.

Stifel Nicolaus Weisel acted as financial advisor to Northfield Bancorp, Inc. and Kilpatrick Townsend & Stockton LLP acted as its legal advisor. Sandler O’Neill + Partners, L.P. acted as financial advisor to Flatbush Federal Bancorp, Inc. and Nixon Peabody LLP acted as its legal advisor.

About Northfield Bancorp, Inc. and Flatbush Federal Bancorp, Inc.

Northfield Bancorp, Inc. is the holding company for Northfield Bank, which was founded in 1887 and operates 23 full-service banking offices in Staten Island and Brooklyn, New York and Middlesex and Union counties, New Jersey. For more information about Northfield Bank, please visit www.eNorthfield.com.

Flatbush Federal Bancorp, Inc. is the holding company for Flatbush Federal Savings and Loan Association, which was founded in 1883 and operates three full-service banking offices in Brooklyn, New York.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements may include: management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction; the ability to obtain any required regulatory, stockholder, member or other approvals; any statements of the plans and objectives of management for future or past operations, products or services, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Neither Northfield Bancorp nor Flatbush Federal Bancorp assume any duty and do not undertake to update forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Northfield Bancorp or Flatbush Federal Bancorp anticipated in its forward-looking statements and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, the possibility: that expected benefits may not materialize in the timeframe expected or at all, or may be more costly to achieve; that the transaction may not be timely completed, if at all; that before the completion of the transaction or thereafter, Northfield Bancorp’s and Flatbush Federal Bancorp’s respective businesses may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; that required regulatory, stockholder, member or other approvals are not obtained or other closing conditions are not satisfied in a timely manner or at all; reputational risks and the reaction of the companies’ customers to the transaction; diversion of management time on merger-related issues; and those factors and risks referenced from time to time in Northfield Bancorp’s and Flatbush Federal Bancorp’s filings with the Securities and Exchange Commission. For any forward-looking statements made in this press release or in any documents, Northfield Bancorp and Flatbush Federal Bancorp claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger transaction, Northfield Bancorp will file with the Securities and Exchange Commission a Registration Statement on Form S-4 that will include a Proxy Statement of Flatbush Federal Bancorp, and a Prospectus of Northfield Bancorp, as well as other relevant documents concerning the proposed transaction. Stockholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the Securities and Exchange Commission, as well as any amendments or supplements to those documents, because they will contain important information.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Northfield Bancorp and Flatbush Federal Bancorp, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Northfield Bancorp at www.eNorthfield.com under the tab “Investor Relations,” within the section “SEC Filings” and then under the heading “Documents.” Also you may obtain copies of these materials from Flatbush Federal Bancorp by contacting Chief Executive Officer, Jesus R. Adia at (718) 677-4414.

Northfield Bancorp and Flatbush Federal Bancorp and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Flatbush Federal Bancorp in connection with the proposed merger. Information about the directors and executive officers of Northfield Bancorp is set forth in the proxy statement for Northfield Bancorp’s 2011 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on April 13, 2011. Information about the directors and executive officers of Flatbush Federal Bancorp is set forth in the proxy statement for Flatbush Federal Bancorp’s 2011 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 28, 2011. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

For Northfield Bancorp:	For Flatbush Federal Bancorp, Inc.:
Investor Contacts:	Investor Contact:
Steven M. Klein,	Jesus R. Adia
Chief Operating and Financial Officer	President and Chief Executive Officer
M. Eileen Bergin, Investor Relations	(718) 677-4414
(732) 499-7200